EXHIBIT 23.2


     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1997 Employee Stock Purchase Plan of Informix Corporation and to the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements and schedule of Informix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

San Jose, California
July 11, 1997